The CORPORATEplan for RetirementSM
                                 EXECUTIVE PLAN

                               BASIC PLAN DOCUMENT
















                                 IMPORTANT NOTE

This document has not been approved by the Department of Labor, the Internal Revenue Service or any other governmental entity. An Adopting Employer must determine whether the plan is subject to the Federal securities laws and the securities laws of the various states. An Adopting Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is "unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees" under the Employee Retirement Income Security Act with respect to the Employer's particular situation. Fidelity Management Trust Company, its affiliates and employees cannot provide you with legal advice in connection with the execution of this document. This document should be reviewed by the Employer's attorney prior to execution.

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                           CORPORATEplan for EXECUTIVE
                               BASIC PLAN DOCUMENT

ARTICLE 1
   ADOPTION AGREEMENT

ARTICLE 2
   DEFINITIONS

   2.01 - Definitions

ARTICLE 3
   PARTICIPATION

   3.01 - Date of Participation
   3.02 - Resumption of Participation Following Re employment 3.03 - Cessation or Resumption of Participation Following a Change in Status

ARTICLE 4
   CONTRIBUTIONS

   4.01 - Deferral Contributions
   4.02 - Matching Contributions
   4.03 - Employer Contributions
   4.04 - Time of Making Contributions

ARTICLE 5
   PARTICIPANTS' ACCOUNTS

   5.01 - Individual Accounts

ARTICLE 6
   INVESTMENT OF CONTRIBUTIONS

   6.01 - Manner of Investment
   6.02 - Investment Decisions

ARTICLE 7
   RIGHT TO BENEFITS

   7.01 - Normal or Early Retirement 7.02 - Death 7.03 - Other Termination of Employment 7.04 - Separate Account 7.05 - Forfeitures 7.06 - Adjustment for Investment Experience 7.07 - Unforeseeable Emergency Withdrawals 7.08 - Change in Control

ARTICLE 8
   DISTRIBUTION OF BENEFITS PAYABLE AFTER TERMINATION OF SERVICE

   8.01 - Distribution of Benefits to Participants and Beneficiaries
   8.02 - Determination of Method of Distribution
   8.03 - Notice to Trustee
   8.04 - Time of Distribution

ARTICLE 9


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   AMENDMENT AND TERMINATION

   9.01 - Amendment by Employer
   9.02 - Retroactive Amendments
   9.03 - Termination
   9.04 - Distribution Upon Termination of the Plan

ARTICLE 10
   MISCELLANEOUS

   10.01 - Communication to Participants 10.02 - Limitation of Rights 10.03 - Nonalienability of Benefits 10.04 - Facility of Payment 10.05 - Information between Employer and Trustee 10.06 - Notices 10.07 - Governing Law

ARTICLE 11
   PLAN ADMINISTRATION

   11.01 - Powers and responsibilities of the Administrator
   11.02 - Nondiscriminatory Exercise of Authority
   11.03 - Claims and Review Procedures


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                                    PREAMBLE


It is the intention of the Employer to establish herein an unfunded plan maintained solely for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in ERISA.



Article 1.  Adoption Agreement.



Article 2.  Definitions.


2.01.  Definitions.

      (a)Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

         (1) "Account" means an account established on the books of the Employer for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains or losses included thereon.

         (2) "Administrator" means the Employer adopting this Plan, or other person designated by the Employer in Section 1.01(b).

         (3) "Adoption Agreement" means Article 1, under which the Employer establishes and adopts or amends the Plan and designates the optional provisions selected by the Employer. The provisions of the Adoption Agreement shall be an integral part of the Plan.

         (4) "Beneficiary" means the person or persons entitled under Section
         7.02 to receive benefits under the Plan upon the death of a Participant.

         (5) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (6) "Compensation" means for purposes of Article 4 (Contributions) wages as defined in Section 3401(a) of the Code and all other payments of compensation to an employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the employee a written statement under Section 6041(d) and 6051(a)(3) of the Code, excluding any items elected by the Employer in
         Section 1.04, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, but including amounts that are not includable in the gross income of the Participant under a salary reduction agreement by reason of the application of Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code. Compensation shall be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

             Compensation shall also include amounts deferred pursuant to an election under Section 4.01.

             In the case of any Self-Employed Individual or an Owner-Employee, Compensation means the Self-Employed Individual's Earned Income.
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         (7) "Earned Income" means the net earnings of a Self-Employed
         Individual derived from the trade or business with respect to which the Plan is established and for which the personal services of such individual are a material income-providing factor, excluding any items not included in gross income and the deductions allocated to such items, except that for taxable years beginning after December 31, 1989 net earnings shall be determined with regard to the deduction allowed under Section 164(f) of the Code, to the extent applicable to the Employer. Net earnings shall be reduced by contributions of the Employer to any qualified plan, to the extent a deduction is allowed to the Employer for such contributions under Section 404 of the Code.

         (8) "Employee" means any employee of the Employer, Self-Employed Individual or Owner-Employee.

         (9) "Employer" means the employer named in Section 1.02(a) and any Related Employers designated in Section 1.02(b).

         (10) "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service.

         (11) "Entry Date" means the date(s) designated in Section 1.03(b).

         (12) "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

         (13) "Fund Share" means the share, unit, or other evidence of ownership in a Permissible Investment.

         (14) "Hour of Service" means, with respect to any Employee,

              (A) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Employer or a Related Employer, each such hour to be credited to the Employee for the computation period in which the duties were performed;

              (B) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer or Related Employer (including payments made or due from a trust fund or insurer to which the Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employ-ment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the Employee for the Eligibility Computation Period in which such period of time occurs, subject to the following rules:

                  (i) No more than 501 Hours of Service shall be credited under this paragraph (B) on account of any single continuous period during which the Employee performs no duties;

                  (ii) Hours of Service shall not be credited under this paragraph (B) for a payment which solely reimburses the Employee for medically-related expenses, or which is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws; and

                  (iii) If the period during which the Employee performs no duties falls within two or more computation periods and if the


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                  payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such computation periods on any reasonable basis consistently applied with respect to similarly situated Employees; and

              (C) Each hour not counted under paragraph (A) or (B) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to be paid by the Employer or a Related Employer, each such hour to be credited to the Employee for the computation period to which the award or agreement pertains rather than the computation period in which the award agreement or payment is made.

                  For purposes of determining Hours of Service, Employees of the
              Employer and of all Related Employers will be treated as employed by a single employer. For purposes of paragraphs (B) and (C) above, Hours of Service will be calculated in accordance with the provisions of Section 2530.200b-2(b) of the Department of Labor regulations, which are incorporated herein by reference.

                  Solely for purposes of determining whether a break in service for participation purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the hours of service which would otherwise been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

         (15) "Normal Retirement Age" means the normal retirement age specified in Section 1.07(f) of the Adoption Agreement.

         (16)"Owner-Employee" means, if the Employer is a sole proprietorship, the individual who is the sole proprietor, or, if the Employer is a partnership, a partner who owns more than 10 percent of either the capital interest or the profits interest of the partnership.

         (17)"Participant" means any Employee who participates in the Plan in accordance with Article 3 hereof.

         (18) "Permissible Investment" means the investments specified by the Employer as available for investment of assets of the Trust and agreed to by the Trustee. The Permissible Investments under the Plan shall be listed in the Service Agreement.

         (19) "Plan" means the plan established by the Employer as set forth herein as a new plan or as an amendment to an existing plan, by executing the Adoption Agreement, together with any and all amendments hereto.

         (20) "Plan Year" means the 12-consecutive-month period designated by the Employer in Section 1.01(c).

         (21) "Related Employer" means any employer other than the Employer named in Section 1.02(a), if the Employer and such other employer are members of a controlled group of corporations (as defined in Section 414(b) of the Code) or an affiliated service group (as defined in
         Section 414(m)), or are trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c)), or such other employer is required to be aggregated with the Employer pursuant to regulations issued under Section 414(o).

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         (22)"Self-Employed Individual" means an individual who has Earned
         Income for the taxable year from the Employer or who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

         (23)"Service Agreement" means the agreement between the Employer and Trustee regarding the arrangement between the parties for recordkeeping services with respect to the Plan.

         (24) "Trust" means the trust created by the Employer.

         (25) "Trust Agreement" means the agreement between the Employer and the Trustee, as set forth in a separate agreement, under which assets are held, administered, and managed subject to the claims of the Employer's creditors in the event of the Employer's insolvency, until paid to Plan Participants and their Beneficiaries as specified in the Plan.

         (26) "Trust Fund" means the property held in the Trust by the Trustee.

         (27) "Trustee" means the corporation or individual(s) appointed by the Employer to administer the Trust in accordance with the Trust Agreement.

         (28) "Years of Service for Vesting" means, with respect to any Employee, the number of whole years of his periods of service with the Employer or a Related Employer (the elapsed time method to compute vesting service), subject to any exclusions elected by the Employer in
         Section 1.07(c). An Employee will receive credit for the aggregate of all time period(s) commencing with the Employee's Employment Commencement Date and ending on the date a break in service begins, unless any such years are excluded by Section 1.07(c). An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

             In the case of a Participant who has 5 consecutive 1-year breaks in service, all years of service after such breaks in service will be disregarded for the purpose of vesting the Employer-derived account balance that accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the Employer-derived account balance that accrues after such breaks. Both accounts will share in the earnings and losses of the fund.

             In the case of a Participant who does not have 5 consecutive 1-year breaks in service, both the pre-break and post-break service will count in vesting both the pre-break and post-break employer-derived account balance.

             A break in service is a period of severance of at least 12 consecutive months. Period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.

             In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence
         (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

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             If the Plan maintained by the Employer is the plan of a predecessor employer, an Employee's Years of Service for Vesting shall include years of service with such predecessor employer. In any case in which the Plan maintained by the Employer is not the plan maintained by a predecessor employer, service for such predecessor shall be treated as service for the Employer to the extent provided in Section 1.08.

      (b)Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise.


Article 3.  Participation.

3.01. Date of Participation. An eligible Employee (as set forth in Section 1.03(a)) who has filed an election pursuant to Section 4.01 will become a Participant in the Plan on the first Entry Date coincident with or following the date on which such election would otherwise become effective, as determined under Section4.01.

3.02. Resumption of Participation Following Reemployment. If a Participant ceases to be an Employee and thereafter returns to the employ of the Employer he will again become a Participant as of an Entry Date following the date on which he completes an Hour of Service for the Employer following his re employment, if he is an eligible Employee as defined in Section 1.03(a), and has filed an election pursuant to Section 4.01.

3.03. Cessation or Resumption of Participation Following a Change in Status. If any Participant continues in the employ of the Employer or Related Employer but ceases to be an eligible Employee as defined in Section 1.03(a), the individual shall continue to be a Participant until the entire amount of his benefit is distributed; however, the individual shall not be entitled to make Deferral Contributions or receive an allocation of Matching contributions during the period that he is not an eligible Employee. Such Participant shall continue to receive credit for service completed during the period for purposes of determining his vested interest in his Accounts. In the event that the individual subsequently again becomes an eligible Employee, the individual shall resume full participation in accordance with Section 3.01.


Article 4.  Contributions.

4.01. Deferral Contributions. Each Participant may elect to execute a salary reduction agreement with the Employer to reduce his Compensation by a specified percentage, not exceeding the percentage set forth in Section 1.05(a) and equal to a whole number multiple of one (1) percent, per payroll period, subject to any election regarding bonuses, as set out in Subsection 1.05(a)(2). Such agreement shall become effective on the first day of the period as set forth in the Participant's election. The election will be effective to defer Compensation relating to all services performed in a calendar year subsequent to the filing of such an election, subject to any election regarding bonuses, as set out in Subsection 1.05(a)(2). An election once made will remain in effect until a new election is made, provided, however that such an election choosing a distribution date pursuant to 1.06(b)(1)(B) will become ineffective the first day of the calendar year preceding the calendar year in which the election requires the distribution to be made. A new election will be effective as of the first day of the following calendar year and will apply only to Compensation payable with respect to services rendered after such date. Amounts credited to a Participant's account prior to the effective date of any new election will not be affected and will be paid in accordance with that prior election. The Employer shall credit an amount to the account maintained on behalf of the Participant corresponding to the amount of said reduction. Under no circumstances may a salary reduction agreement be adopted retroactively. A Participant may revoke a salary reduction agreement for a calendar year during that year, provided, however, that such revocation shall apply only to Compensation not yet earned. In that event, the Participant shall be precluded from electing to defer future Compensation hereunder during the calendar year to which the revocation applies. Notwithstanding the above,

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        (a) in the calendar year in which the Plan first becomes effective or in the year in which the Participant first becomes eligible to participate, an election to defer compensation may be made within 30 days after the Participant is first eligible or the Plan is first effective, which election shall be effective with respect to Compensation payable with respect to services rendered after the date of the election; and

        (b) in the event the Employer has elected to permit the deferral of bonus payments hereunder, a salary reduction agreement applicable to such bonus deferral must be made in the calendar year immediately preceding the calendar year to which the bonus relates.

4.02. Matching Contributions. If so provided by the Employer in Section 1.05(b), the Employer shall make a "Matching Contribution" to be credited to the account maintained on behalf of each Participant who had "Deferral Contributions" pursuant to Section 4.01 made on his behalf during the year and who meets the requirement, if any, of Section 1.05(b)(3). The amount of the "Matching Contribution" shall be determined in accordance with Section 1.05(b).

4.03. Employer Contributions. If so provided by the Employer in Section 1.05(c)(1), the Employer shall make an "Employer Contribution" to be credited to the account maintained on behalf of each Participant who meets the requirement, if any, of Section 1.05(c)(3) in the amount required by Section 1.05(c)(1). If so provided by the Employer in Section 1.05(c)(2), the Employer may make an "Employer Contribution" to be credited to the account maintained on behalf of any Participant in such an amount as the Employer, in its sole discretion, shall determine. In making "Employer Contributions" pursuant to Section 1.05(c)(2), the Employer shall not be required to treat all Participants in the same manner in determining such contributions and may determine the "Employer Contribution" of any Participant to be zero.

4.04. Time of Making Contributions. The Employer shall remit contributions deemed made hereunder to the Trust as soon as practicable after such contributions are deemed made under the terms of the Plan.


Article 5.  Participants' Accounts.

5.01. Individual Accounts. The Administrator will establish and maintain an Account for each Participant, which will reflect Matching and Deferral Contributions credited to the Account on behalf of the Participant and earnings, expenses, gains and losses credited thereto, and deemed investments made with amounts in the Participant's Account. The Administrator will establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan. Participants will be furnished statements of their Account values at least once each Plan Year. The Administrator shall provide the Trustee with information on the amount credited to the separate account of each Participant maintained by the Administrator in its records.


Article 6.  Investment of Contributions.

6.01. Manner of Investment. All amounts credited to the Accounts of Participants shall be treated as though invested and reinvested only in eligible investments selected by the Employer in the Service Agreement.

6.02. Investment Decisions. Investments in which the Accounts of Participants shall be treated as invested and reinvested shall be directed by the Employer or by each Participant, or both, in accordance with the Employer's election in
Section 1.11(a).

      (a)All dividends, interest, gains and distributions of any nature that would be earned in respect of Fund Shares in which the Account is treated as investing shall be credited to the Account as though reinvested in additional shares of that Permissible Investment.

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      (b)Expenses that would be attributable to the acquisition of investments shall be charged to the Account of the Participant for which such investment is treated as having been made.


Article 7.  Right to Benefits.

7.01. Normal or Early Retirement. If provided by the Employer in Section 1.07(e), each Participant who attains his Normal Retirement Age or Early Retirement Age will have a nonforfeitable interest in his Account in accordance with the vesting schedule(s) elected in Section 1.07. If a Participant retires on or after attainment of Normal or Early Retirement Age, such retirement is referred to as a normal retirement. On or after his normal retirement, the balance of the Participant's Account, plus any amounts thereafter credited to his Account, subject to the provisions of Section 7.06, will be distributed to him in accordance with Article 8.

      If provided by the Employer in Section 1.07, a Participant who separates from service before satisfying the age requirements for early retirement, but has satisfied the service requirement will be entitled to the distribution of his Account, subject to the provisions of Section 7.06, in accordance with
Article 8, upon satisfaction of such age requirement.

7.02. Death. If a Participant dies before the distribution of his Account has commenced, or before such distribution has been completed, his Account shall become vested in accordance with the vesting schedule(s) elected in Section 1.07 and his designated Beneficiary or Beneficiaries will be entitled to receive the balance or remaining balance of his Account, plus any amounts thereafter credited to his Account, subject to the provisions of Section 7.06. Distribution to the Beneficiary or Beneficiaries will be made in accordance with Article 8.

      A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries, by giving notice to the Administrator on a form designated by the Administrator. If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form.

        A copy of the death certificate or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant's Account, such amount will be paid to his surviving spouse or, if none, to his estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Administrator, no person has been designated to receive such remaining benefits, then such benefits shall be paid to the deceased Beneficiary's estate.

7.03. Other Termination of Employment. If provided by the Employer in Section 1.07, if a Participant terminates his employment for any reason other than death or normal retirement, he will be entitled to a termination benefit equal to (i) the vested percentage(s) of the value of the Matching Contributions to his Account, as adjusted for income, expense, gain, or loss, such percentage(s) determined in accordance with the vesting schedule(s) selected by the Employer in Section 1.07, and (ii) the value of the Deferral Contributions to his Account as adjusted for income, expense, gain or loss. The amount payable under this
Section 7.03 will be subject to the provisions of Section 7.06 and will be distributed in accordance with Article 8.

7.04. Separate Account. If a distribution from a Participant's Account has been made to him at a time when he has a nonforfeitable right to less than 100 percent of his Account, the vesting schedule in Section 1.07 will thereafter apply only to amounts in his Account attributable to Matching Contributions allocated after such distribution. The balance of his Account immediately after such distribution will be transferred to a separate account that will be maintained for the purpose of determining his interest therein according to the following provisions.

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      At any relevant time prior to a forfeiture of any portion thereof under
Section 7.05, a Participant's nonforfeitable interest in his Account held in a separate account described in the preceding paragraph will be equal to P(AB +
(RxD))-(RxD), where P is the nonforfeitable percentage at the relevant time determined under Section 7.05; AB is the account balance of the separate account at the relevant time; D is the amount of the distribution; and R is the ratio of the account balance at the relevant time to the account balance after distribution. Following a forfeiture of any portion of such separate account under Section 7.05 below, any balance in the Participant's separate account will remain fully vested and nonforfeitable.

7.05. Forfeitures. If a Participant terminates his employment, any portion of his Account (including any amounts credited after his termination of employment) not payable to him under Section 7.03 will be forfeited by him.

7.06. Adjustment for Investment Experience. If any distribution under this
Article 7 is not made in a single payment, the amount remaining in the Account after the distribution will be subject to adjustment until distributed to reflect the income and gain or loss on the investments in which such amount is treated as invested and any expenses properly charged under the Plan to such amounts.

7.07. Unforeseeable Emergency Withdrawals. Subject to the provisions of Article 8, a Participant shall not be permitted to withdraw his Account (and earnings thereon) prior to retirement or termination of employment, except that, to the extent permitted under Section 1.09, a Participant may apply to the Administrator to withdraw some or all of his Account if such withdrawal is made on account of a unforeseeable emergency as determined by the Administrator.

7.08. Change in Control. If the Employer has elected to apply Section 1.06(c), then, upon a Change in Control, as defined in Section 1.12, notwithstanding any other provision of the Plan to the contrary, all Participants shall have a nonforfeitable right to receive the entire amount of their account balances under the Plan and all such amounts shall be paid out to Participants as soon as administratively practicable.

Article 8.  Distribution of Benefits.

8.01. Form of Distribution of Benefits to Participants and Beneficiaries. The Plan provides for distribution as a lump sum to be paid in cash on the date specified by the Employer in Section 1.06 pursuant to the method provided in
Section 8.02. If elected by the Employer in Section 1.10 and specified in the Participant's deferral election, the distribution will be paid through a systematic withdrawal plan (installments) for a time period not exceeding 10 years beginning on the date specified by the Employer in Section 1.06.

8.02. Events Requiring Distribution of Benefits to Participants and
Beneficiaries.

      (a)If elected by the Employer in Section 1.06(a), the Participant will receive a distribution upon the earliest of the events specified by the Employer in Section 1.06(a), subject to the provisions of Section 7.08, and at the time indicated in Section 1.06(a)(2). If the Participant dies before any event in Section 1.06(a) occurs, the Participant shall be considered to have terminated employment and the Participant's benefit will be paid to the Participant's Beneficiary in the same form and at the same time as it would have been paid to the Participant pursuant to this
      Article 8.

      (b)If elected by the Employer in Section 1.06(b), the Participant will receive a distribution of all amounts not deferred pursuant to Section 1.06(b)(1)(B) (and earnings attributable to those amounts) upon termination of employment. If elected by the Employer in Section 1.06(b)(1)(B), the Participant shall have the election to receive distributions of amounts deferred pursuant to Section 4.01 (and earnings attributable to those amounts) after a date specified by the Participant in his deferral election which is at least 12 months after the first day of the calendar year in which such amounts would be earned. Amounts distributed to the Participant pursuant to Section 1.06(b) shall be distributed at the time indicated in Section 1.06(b)(2). Subject to the provisions of Section 7.08, the Participant shall receive a distribution in the form provided in Section 8.01. If the Participant dies before any event in Section 1.06(a) occurs, the Participant shall be considered to have terminated employment and the Participant's benefit will be paid to the Participant's Beneficiary in the same form and at the same time as it would have been paid to the Participant pursuant to this Article 8. However, if the Participant dies before the date specified by the Participant in an election pursuant to Section 1.06(b)(1)(B), then the Participant's benefit shall be paid to the Participant's Beneficiary in the form provided in Section 8.01 as if the Participant had elected to be paid at termination of employment.

8.03. Determination of Method of Distribution. The Participant will determine the method of distribution of benefits to himself and his Beneficiary, subject to the provisions of Section 8.02. Such determination will be made at the time the Participant makes a deferral election. Unless the Employer has elected
Section 1.06(b) to control distributions, the period certain specified in a Participant's first deferral election specifying distribution under a systematic withdrawal plan shall apply to all subsequent elections of distributions under a systematic withdrawal plan made by the Participant. Once a Participant has made an election for the method of distribution, that election shall be effective for all contributions made on behalf of the Participant attributable to any Plan Year after that election was made and before the Plan Year in which that election was altered in the manner prescribed by the Administrator. If the Participant does not designate in the manner prescribed by the Administrator the method of distribution to him and his Beneficiary, the method of distribution shall be a lump sum at termination of employment.

8.04. Notice to Trustee. The Administrator will notify the Trustee, pursuant to the method stated in the Trust Agreement for providing direction, whenever any Participant or Beneficiary is entitled to receive benefits under the Plan. The Administrator's notice shall indicate the form, amount and frequency of benefits that such Participant or Beneficiary shall receive.

8.05. Time of Distribution. In no event will distribution to a Participant be made later than the date specified by the Participant in his salary reduction agreement. All distributions will be made as soon as administratively feasible following the distribution date specified in Section 1.06 or Section 7.08, if applicable.


Article 9.  Amendment and Termination.

9.01 Amendment by Employer. The Employer reserves the authority to amend the Plan by filing with the Trustee an amended Adoption Agreement, executed by the Employer only, on which said Employer has indicated a change or changes in provisions previously elected by it. Such changes are to be effective on the effective date of such amended Adoption Agreement. Any such change notwithstanding, no Participant's Account shall be reduced by such change below the amount to which the Participant would have been entitled if he had voluntarily left the employ of the Employer immediately prior to the date of the change. The Employer may from time to time make any amendment to the Plan that may be necessary to satisfy the Code or ERISA. The Employer's board of directors or other individual specified in the resolution adopting this Plan shall act on behalf of the Employer for purposes of this Section 9.01.

9.02 Retroactive Amendments. An amendment made by the Employer in accordance with Section 9.01 may be made effective on a date prior to the first day of the Plan Year in which it is adopted if such amendment is necessary or appropriate to enable the Plan and Trust to satisfy the applicable requirements of the Code or ERISA or to conform the Plan to any change in federal law or to any regulations or ruling thereunder. Any retroactive amendment by the Employer shall be subject to the provisions of Section 9.01.

9.03. Termination. The Employer has adopted the Plan with the intention and expectation that contributions will be continued indefinitely. However, said Employer has no obligation or liability whatsoever to maintain the Plan for any length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee without any liability hereunder for any such discontinuance or termination.

9.04. Distribution upon Termination of the Plan. Upon termination of the Plan, no further Deferral Contributions or Matching Contributions shall be made under the Plan, but Accounts of Participants maintained under the Plan at the time of termination shall continue to be governed by the terms of the Plan until paid out in accordance with the terms of the Plan.


Article 10.  Miscellaneous.

10.01. Communication to Participants. The Plan will be communicated to all Participants by the Employer promptly after the Plan is adopted.

10 02. Limitation of Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Employer, Administrator or Trustee, except as provided herein; and in no event will the terms of employment or service of any Participant be modified or in any way affected hereby.

10.03. Nonalienability of Benefits. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law.

10 04. Facility of Payment. In the event the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may disburse such payments, or direct the Trustee to disburse such payments, as applicable, to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments shall be complete acquittance therefore, and any such payment to the extent thereof, shall discharge the liability of the Trust for the payment of benefits hereunder to such recipient.

10.05. Information between Employer and Trustee. The Employer agrees to furnish the Trustee, and the Trustee agrees to furnish the Employer with such information relating to the Plan and Trust as may be required by the other in order to carry out their respective duties hereunder, including without limitation information required under the Code or ERISA and any regulations issued or forms adopted thereunder.


10.06. Notices. Any notice or other communication in connection with this Plan shall be deemed delivered in writing if addressed as provided below and if either actually delivered at said address or, in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified:

    (a)If to the Employer or Administrator, to it at the address set forth in the Adoption Agreement, to the attention of the person specified to receive notice in the Adoption Agreement;

    (b)If to the Trustee, to it at the address set forth in the Trust Agreement;

or, in each case at such other address as the addressee shall have specified by written notice delivered in accordance with the foregoing to the addressor's then effective notice address.

10.07. Governing Law. The Plan and the accompanying Adoption Agreement will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law principles.

Article 11.  Plan Administration.

11.01. Powers and responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator's powers and responsibilities include, but are not limited to, the following:

      (a)To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

      (b)To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

      (c)To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

      (d)To administer the claims and review procedures specified in Section 11.03;

      (e)To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

      (f)To determine the person or persons to whom such benefits will be paid;

      (g)To authorize the payment of benefits;

      (h)To comply with any applicable reporting and disclosure requirements of
      Part 1 of Subtitle B of Title I of ERISA;

      (i)To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

      (j)By written instrument, to allocate and delegate its responsibilities, including the formation of an Administrative Committee to administer the Plan;

11.02. Nondiscriminatory Exercise of Authority. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

11.03.  Claims and Review Procedures.
      (a)Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review, including a statement of the such person's right to bring a civil action under Section 502(a) of ERISA following as adverse determination upon review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period).

         If the claim concerns disability benefits under the Plan, the Plan Administrator must notify the claimant in writing within 45 days after the claim has been filed in order to deny it. If special circumstances require an extension of time to process the claim, the Plan Administrator must notify the claimant before the end of the 45-day period that the claim may take up to 30 days longer to process. If special circumstances still prevent the resolution of the claim, the Plan Administrator may then only take up to another 30 days after giving the claimant notice before the end of the original 30-day extension. If the Plan Administrator gives the claimant notice that the claimant needs to provide additional information regarding the claim, the claimant must do so within 45 days of that notice.

      (b)Review Procedure. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. This written request may include comments, documents, records, and other information relating to the claim for benefits. The claimant shall be provided, upon the claimant's request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

         If the initial claim was for disability benefits under the Plan and has been denied by the Plan Administrator, the claimant will have 180 days from the date the claimant received notice of the claim's denial in which to appeal that decision. The review will be handled completely independently of the findings and decision made regarding the initial claim and will be processed by an individual who is not a subordinate of the individual who denied the initial claim. If the claim requires medical judgment, the individual handling the appeal will consult with a medical professional whom was not consulted regarding the initial claim and who is not a subordinate of anyone consulted regarding the initial claim and identify that medical professional to the claimant.

         The Plan Administrator shall provide the claimant with written notification of a plan's benefit determination on review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant - the specific reason or reasons for the adverse determinations, reference to the specific plan provisions on which the benefit determination is based, a statement that the claimant is entitled to receive, upon the claimant's request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

                       The CORPORATEplan for RetirementSM
                                 EXECUTIVE PLAN






                               Adoption Agreement











                                 IMPORTANT NOTE

This document has not been approved by the Department of Labor, the Internal Revenue Service or any other governmental entity. An Adopting Employer must determine whether the plan is subject to the Federal securities laws and the securities laws of the various states. An Adopting Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is "unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees" under the Employee Retirement Income Security Act with respect to the Employer's particular situation. Fidelity Management Trust Company, its affiliates and employees cannot provide you with legal advice in connection with the execution of this document. This document should be reviewed by the Employer's attorney prior to execution.

                               ADOPTION AGREEMENT
                                    ARTICLE 1



1.01    PLAN INFORMATION

        (a)    Name of Plan:

               This is the Avid Technology, Inc., Non-Qualified Deferred
                           Compensation Plan (the "Plan").
                           ---------------------------------------------------


        (b)    Name of Plan Administrator, if not the Employer:


                                   -------------------------------------------

               Address:
                                   -------------------------------------------
                                   -------------------------------------------

               Phone Number:
                                   -------------------------------------------

               The Plan Administrator is the agent for service of legal process for the Plan.


        (c) Plan Year End is December 31.

        (d) Plan Status (check one):

                (1) |_| Effective Date of new Plan:

                (2) |X| Amendment Effective Date:      9-1-2003
                                                ------------------------------

                          The original effective date of the Plan: 1-1-98



1.02   EMPLOYER

       (a) The Employer is:       Avid Technology, Inc.
                                  -----------------------------------------

           Address:               One Park West
                                  -----------------------------------------
                                  Tewksbury, MA 01876
                                  -----------------------------------------
           Contact's Name:        Ellen Weber
                                  -----------------------------------------
           Telephone Number:      (978) 640-5424
                                  -----------------------------------------

        (1) Employer's Tax Identification Number: 04-297748
        (2) Business form of Employer (check one):

                (A) |X| Corporation (Other than a Subchapter S corporation)
                (B) |_| Other (e.g., Subchapter S corporation, partnership,
                               sole proprietor)

        (3) Employer's fiscal year end: 12/31

        (b) The term "Employer" includes the following Related Employer(s) (as defined in Section 2.01(a)(21)):


1.03   COVERAGE

        (a)  The following Employees are eligible to participate in the Plan:

                (1) |_| Only those Employees listed in Attachment A will be
                        eligible to participate in the Plan.
                (2) |X| Only those Employees in the eligible class
                        described below will be eligible to participate in the Plan:
                        Outside Board Members and all Vice Presidents and above.

                (3) |_| Only those Employees described in the Board of
                        Directors Resolutions attached hereto and hereby made a part hereof will be eligible to participate in the Plan.

        (b)  The Entry Date(s) shall be (check one):
                (1) |_| each January 1.

                (2) |_| each January 1 and each July 1.

                (3) |_| each January 1 and each April 1, July 1 and October 1.

                (4) |X| the first day of each month.

                (5) |_| immediate upon meeting the eligibility requirements
                        specified in Subsection 1.03(a).

1.04   COMPENSATION

       For purposes of determining Contributions under the Plan, Compensation shall be as defined (check (a) or (b) below, as appropriate):

       (a) |X| in Section 2.01(a)(6), (check (1) or (2) below, if and as appropriate)):

                (1) |_| but excluding (check the appropriate box(es)):

                        (A) |_| Overtime Pay.

                        (B) |_| Bonuses.

                        (C) |_| Commissions.

                        (D) |X| The value of a qualified or a non-qualified
                                stock option granted to an Employee by the Employer to the extent such value is includable in the Employee's taxable income.

                        (E) |X| The following:
                                Bonuses exclude: holiday bonuses, retention bonuses, recognition bonuses or any other discretionary or special bonus or award.


                (2) |_| except as otherwise provided below:

       (b) |_| in the Plan maintained by the Employer to the extent it is in excess of the limit imposed under Code Section 401(a)(17).


1.05   CONTRIBUTIONS

       (a)  Employee contributions (Complete all that apply)
           (1) |X| Deferral Contributions. The Employer shall make a Deferral Contribution in accordance with, and subject to, Section 4.01 on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the calendar year (or portion of the calendar year) in question, not to exceed 60 % of Compensation for that calendar year, subject, however, to any election regarding bonuses, as set out in Subsection 1.05(a)(2).

           (2) |X| Bonus Contributions. The Employer may allow Participants upon proper notice and approval to enter into a special salary reduction agreement to make Deferral Contributions in an amount up to 100% of any Employer paid cash bonuses designated by the Employer that are made for such Participants during the calendar year. The Compensation definition elected by the Employer in
                Section 1.04 must include bonuses if bonus contributions are permitted.

       (b) |_| Matching Contributions (Choose (1) or (2) below, and (3) below, as applicable.)

           (1) |_| The Employer shall make a Matching Contribution on behalf of each Participant in an amount equal to the following percentage of a Participant's Deferral Contributions during the Plan Year (check one):
                        (A) |_| 50%
                        (B) |_| 100%
                        (C) |_|          %
                                ----------
                        (D) |_| (Tiered Match) % of the first % of the
                                Participant's Compensation contributed to the Plan.
                        (E) |_| The percentage declared for the year, if any,
                                by a Board of Directors' resolution.
                        (F) |_| Other:

           (2) |_| Matching Contribution Offset. For each Participant who has made deferrals of at least the maximum amount allowed pursuant to Section 402(g) of the Code or the maximum allowed under the Employer's plan listed below to such plan, the Employer shall make a Matching Contribution in an amount equal to (A) minus (B) below:

                      (A) The Matching Employer Contribution, as defined in the
                          Plan that the Participant would have received under the Plan on the sum of the Deferral Contributions and the Participant's deferrals hereunder, as defined therein, that the Participant actually made to such Plan, if no limits otherwise imposed by the Code, and regulations issued thereunder, applied to such Matching Employer Contribution and the Participant's Deferral Contributions are deemed to have been made to the Plan;

                      (B) The Matching Employer Contributions actually made to
                          such Participant under the Plan for the Plan Year of the determination of the Matching Contribution hereunder.

           (3) |_| Matching Contribution Limits (check the appropriate box
                   (es)):

                        (A) |_| Deferral Contributions in excess of % of the
                                Participant's Compensation for the period in question shall not be considered for Matching Contributions.

                           Note:  If the Employer elects a percentage limit in
                                  (A) above and requests the Trustee to account separately for matched and unmatched Deferral Contributions, the Matching Contributions allocated to each Participant must be computed, and the percentage limit applied, based upon each period.

                        (B) |_| Matching Contributions for each Participant for
                                each Plan Year shall be limited to $.
                                                                    ----------

           (4) Eligibility Requirement(s) for Matching Contributions. A Participant who makes Deferral Contributions during the Plan Year under Section 1.05(a) shall be entitled to Matching Contributions for that Plan Year if the Participant satisfies the following requirement(s) (Check the appropriate box(es). Options (B) and (C) may not be elected together):

                        (A) |_| Is employed by the Employer on the last day of
                                the Plan Year.

                        (B) |_| Earns at least 500 Hours of Service during the
                                Plan Year.

                        (C) |_| Earns at least 1,000 Hours of Service during the
                                Plan Year.

                        (D) |_| Other:

                        (E) |_| No requirements.

                      Note: If option (A), (B) or (C) above is selected, then Matching Contributions can only be made by the Employer after the Plan Year ends. Any Matching Contribution made before Plan Year end shall not be subject to the eligibility requirements of this Section 1.05(b)(3)).

       (c)         Employer Contributions
           (1) |_| Fixed Employer Contributions. The Employer shall make an Employer Contribution on behalf of each Participant in an amount determined as described below (check at least one):

                (A) |_| In an amount equal to % of each Participant's
                        Compensation each Plan Year.

                (B) |_| In an amount determined and allocated as described
                        below:

                (C) |_| In an amount equal to (check at least one):
                        (i.) |_| Any profit sharing contribution that the
                                 Employer would have made on behalf of the

                                 Participant under the following qualified defined contribution plan but for the limitations imposed by Code Section 401(a)(17):

                                 -----------------------------------------

                        (ii.) |_| Any contribution described in Code Section
                                  401(m) that the Employer would have made on
                                  behalf of the Participant under the following qualified defined contribution plan but for the limitations imposed by Code Section 401(a)(17):
                                  ----------------------------------------

        (2) |_|     Discretionary Employer Contributions. The
                    Employer may make Employer Contributions to the accounts of Participants in any amount, as determined by the Employer in its sole discretion from time to time, which amount may be zero.

        (3) Eligibility Requirement(s) for Employer Contributions. A Participant shall only be entitled to Employer Contributions under Section 1.05(c)(1) for a Plan Year if the Participant satisfies the following requirement(s) (Check the appropriate box(es). Options (B) and (C) may not be elected together):

             (A) |_| Is employed by the Employer on the last day of the Plan
                     Year.

             (B) |_| Earns at least 500 Hours of Service during the Plan Year.

             (C) |_| Earns at least 1,000 Hours of Service during the Plan Year.

             (D) |_| Other:

             (E) |_| No requirements.

1.06   DISTRIBUTION DATES

       Distribution from a Participant's Account pursuant to Section 8.02 shall begin upon the following date(s) (check either (a) or (b); check (c), if desired):

       (a) |X| Non-Class Year Accounting (complete (1) and (2)).

                   (1) The earliest of termination of employment with the Employer and the following event(s) (check appropriate box(es); if none selected, all distributions will be upon termination of employment):
                        (A) |_| Attainment of Normal Retirement Age (as
                                defined in Section 1.07(f)).

                        (B) |_| Attainment of Early Retirement Age (as
                                defined in Section 1.07(g)).

                        (C) |X| The date on which the Participant becomes
                                disabled (as defined in Section 1.07(h)).

                   (2) Timing of distribution (check either (A) or (B)).

                        (A) |X| The Distribution of the Participant's
                                Account will be begin in the month following the event described in (a)(1) above.

                        (B) |_| The Distribution of the Participant's
                                Account will begin as soon as
                                administratively feasible in the calendar year following distribution event described in (a)(1) above.

       (b) |_| Class Year Accounting (complete (1) and (2)).

                   (1) Upon (check at least one; (A) must be selected if plan has contributions pursuant to section 1.05(b) or (c)):

                        (A) |_| Termination of employment with the Employer.

                        (B) |_| The date elected by the Participant, pursuant to
                                Plan Section 8.02, and subject to the
                                restrictions imposed in Plan Section 8.02 with respect to future Deferral Contributions, in which event such date of distribution must be at least one year after the date such Deferral Contribution would have been paid to the Participant in cash in the absence of the election to make the Deferral Contribution.

                   (2) Timing of distribution (check either (A) or (B)).

                        (A) |_| The Distribution of the Participant's
                                Account will begin (specify month and day) following the event described in (b)(1) above.

                        (B) |_| The Distribution of the Participant's
                                Account will begin (specify month and day) of the calendar year following the event described in (b)(1) above.

       (c) |X| As soon as administratively feasible following a Change of Control (as defined in Section 1.12).

1.07   VESTING SCHEDULE

      (a) The Participant's vested percentage in Matching Contributions elected in Section 1.05(b) shall be based upon the schedule(s) selected below.
(1)     |X|  N/A - No Matching Contributions
(2)     |_|  100% Vesting immediately
(3)     |_|  3 year cliff (see C below)
(4)     |_|  5 year cliff (see D below)
(5)     |_|  6 year graduated (see E below)
(6)     |_|  7 year graduated (see F below)
(7)     |_|  G below
(8)     |_|  Other (Attachment "B")

      Years of                         Vesting Schedule
    Service for
      Vesting             C           D            E            F       G
      -------             -           -            -            -       -

         0                0%          0%           0%           0%      -
         1                0%          0%           0%           0%      -
         2                0%          0%          20%           0%      -
         3              100%          0%          40%          20%      -
         4              100%          0%          60%          40%      -
         5              100%        100%          80%          60%      -
         6              100%        100%         100%          80%      -
         7              100%        100%         100%         100%   100%

      (b) The Participant's vested percentage in Employer Contributions elected in Section 1.05(c) shall be based upon the schedule(s) selected below.

(1)     |X|  N/A - No Employer Contributions
(2)     |_|  100% Vesting immediately
(3)     |_|  3 year cliff (see C below)
(4)     |_|  5 year cliff (see D below)
(5)     |_|  6 year graduated (see E below)
(6)     |_|  7 year graduated (see F below)
(7)     |_|  G below
(8)     |_|  Other (Attachment "B")

     Years of                        Vesting Schedule
   Service for
     Vesting             C           D            E            F        G
     -------             -           -            -            -        -

        0                 0%          0%           0%           0%      -
        1                 0%          0%           0%           0%      -
        2                 0%          0%          20%           0%      -
        3               100%          0%          40%          20%      -
        4               100%          0%          60%          40%      -
        5               100%        100%          80%          60%      -
        6               100%        100%         100%          80%      -
        7               100%        100%         100%         100%   100%

        (c) |_| Years of Service for Vesting shall exclude (check one):

                (1) |_| for new plans, service prior to the Effective Date as
                        defined in Section 1.01(d)(1).

                (2) |_| for existing plans converting from another plan
                        document, service prior to the original Effective Date as defined in Section 1.01(d)(2).

        (d) |_| A Participant will forfeit his Matching Contributions and Employer Contributions upon the occurrence of the following event (s):

        (e) A Participant will be 100% vested in his Matching Contributions and Employer Contributions upon (check the appropriate box(es), if any; if 1.06(c) is selected, Participants will automatically vest upon Change of Control as defined in Section 1.12):

                (1) |_| Normal Retirement Age (as defined in Section 1.07(e)).

                (2) |_| Early Retirement Age (as defined in Section 1.07(f)).

                (3) |_| Death.

                (4) |_| The date on which the Participant becomes disabled, as
                        determined under Section 1.07(h) of the Plan.

        (f) Normal Retirement Age under the Plan is (check one):

                (1) |_| age 65.

                (2) |X| age (specify from 55 through 64).   55
                                                            --

                (3) |_| the later of age             (cannot exceed 65) or the
                       fifth anniversary of the Participant's Commencement Date.

               If no box is checked in this Section 1.07(f), then Normal Retirement Age is 65.

        (g) |_|Early Retirement Age is the first day of the month after the Participant attains age (specify 55 or greater) and completes Years of Service for Vesting.



        (h) |X|The date on which a Particpant becomes disabled is determined (check one):

                (1) |X| under the long-term disability plan maintained by
                        the Employer in which the Participant participates.

                (2) |_| under Title II or XVI of the Social Security Act.

                (3) |_| in the sole discretion of the Administrator based
                        on factors applied in a uniform and nondiscriminatory manner.

1.08    PREDECESSOR EMPLOYER SERVICE

      |_| Service for purposes of vesting in Section 1.07(a) and (b) shall include service with the following employer(s):


1.09   UNFORESEEABLE EMERGENCY WITHDRAWALS

        Participant withdrawals for unforeseeable emergency prior to termination of employment (check one; (b) must be selected if 1.06(b) has been selected):

        (a) |X| will be allowed in accordance with Section 7.07, subject to a $1,000 minimum amount. (Must be at least $1,000)

        (b) |_| will not be allowed.

1.10   DISTRIBUTIONS

        Subject to Articles 7 and 8 distributions under the Plan are always available as a lump sum. Check below to allow distributions in installment payments:

        |X| under a systematic withdrawal plan (installments) not to exceed 10 years.

1.11   INVESTMENT DECISIONS

        (a)    Investment Directions
               Investments in which the Accounts of Participants shall be treated as invested and reinvested shall be directed (check one):

            (1) |_| by the Employer among the options listed in (b) below.

            (2) |X| by each Participant among the options listed in (b) below.

            (3) |_| in accordance with investment directions provided by each
                    Participant for all contribution sources in a Participant's Account except the following sources shall be invested as directed by the Employer (check (A) and/or (B)):

                  (A) |_|      Nonelective Employer Contributions

                  (B) |_|      Matching Employer Contributions

                  The Employer must direct the applicable sources among the same investment options made available for Participant directed sources listed in the Service Agreement.

        (b)    Plan Investment Options
               Participant Accounts will be treated as invested among the Investment Funds listed in the Service Agreement from time to time pursuant to Participant and/or Employer directions, as applicable.

               Note: The method and frequency for change of investments will be determined under the rules applicable to the selected funds. Information will be provided regarding expenses, if any, for changes in investment options.

1.12    CHANGE IN CONTROL

     If Section 1.06(c) is selected, then, pursuant to Section 7.08 and notwithstanding any other provision of the Plan to the contrary, the Account Balances of all Participants shall the become immediately nonforfeitable and shall become payable to the Participants as soon as practicable upon a change in the control of the Employer, as defined below:

     See exhibit A 2.01(a)(29)

      Note: Internal Revenue Code Section 280G could impose certain, adverse tax consequences on both Participants and the Employer as a result of the application of Section 1.12. The Employer should consult with its attorney prior to selecting to apply Section 1. 06(c).

1.13   RELIANCE ON PLAN

        An adopting Employer may not rely solely on this Plan to ensure that the Plan is "unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" with respect to the Employer's particular situation. This Agreement must be reviewed by the Employer's attorney before it is executed.

        This Adoption Agreement may be used only in conjunction with the CORPORATEplan for Retirement Executive Plan Basic Plan Document.

                                 EXECUTION PAGE
                                (Fidelity's Copy)



IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this ________day of _______________, 20_______.


                             Employer
                                            ------------------------------------

                             By
                                            ------------------------------------


                             Title
                                            ------------------------------------



                             Employer
                                            ------------------------------------

                             By
                                            ------------------------------------


                             Title
                                            ------------------------------------

                                 EXECUTION PAGE
                                (Employer's Copy)



IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this first day of September, 2003.


                             Employer        Avid Technology, Inc.
                                            ------------------------------------

                             By              /s/ Ellen Weber
                                            ------------------------------------


                             Title          Compensation Director
                                            ------------------------------------



                             Employer
                                            ------------------------------------

                             By
                                            ------------------------------------


                             Title
                                            ------------------------------------

                                  Attachment A
Pursuant to Section 1.03(a), the following are the Employees who are eligible to participate in the Plan:









                            Employer     ______________________________________

                            By           ______________________________________

                            Title        ______________________________________

                            Date         ______________________________________



Note: The Employer must revise Attachment A to add Employees as they become eligible or delete Employees who are no longer eligible. Attachment A should be signed and dated every time a change is made.

                                  Attachment B

        (a) |_| The Participant's vested percentage in Matching Contributions elected in Section 1.05(b) shall be based upon the following schedule:


           ___________________________________________________________


           ___________________________________________________________



        (b) |_| The Participant's vested percentage in Employer Contributions elected in Section 1.05(c) shall be based upon the following schedule:

           ___________________________________________________________


           ___________________________________________________________

                      Amendments to Fidelity CORPORATE Plan
               for Retirement Executive Plan - Basic Plan Document

         Avid Technology, Inc. Non-Qualified Deferred Compensation Plan


1. Subsection 2.01(a)(6) is amended to add the following sentence at the end thereof as follows:

                      Compensation shall also include directors fees received by a director from the Employer.

2. Subsection 2.01(a)(8) is amended by adding the phrase "or director" after the second occurrence of the word "employer".

3. A new subsection 2.01 (a) (29) is added to the Plan to read in its entirety as follows:

        2.01 (a) (29) Change in Control. "Change in Control" means the first to occur of any of the following events:

               (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:
               (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (A) and (B) of subparagraph (c) of this subsection 2.01 (a) (29); or

               (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 40% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which as used in this subsection 2.01 (a) (29) (c) shall include, without limitation, a corporation which as a result of such transaction owns all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation.

4. A new subsection 2.01 (a) (30) is added to the Plan to read in its entirety as follows:

        2.01 (a) (30) Disability. "Disability" shall mean a period of disability during which a Participant qualifies for disability under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

5. A new subsection 2.01 (a) (31) is added to the Plan to read in its entirety as follows:

        2.01 (a) (31) Unforseeable Emergency Withdrawals. "Unforseeable Emergency Withdrawals" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from
        (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

6. A new subsection 2.01 (a) (32) is added to the Plan to read in its entirety as follows:

        2.01 (a) (32) Deduction Limitation. "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of the Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code
        Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer, may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Article 6 below. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

7. A new subsection 2.01 (a) (33) is added to the Plan to read in its entirety as follows:

        2.01 (a) (33) Retirement. "Retirement" means, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after the attainment of age fifty-five (55).

8. The first sentence of Section 4.01 of the Plan with respect to Deferral Contributions is replaced with the following:

        4.01 Deferral Contributions. Each Participant may elect to execute a salary reduction agreement with the Employer to reduce his Compensation by a specified percentage, not exceeding the percentage set forth in
        Section 1.05(a) and equal to a whole number multiple of one (1) percent, or a specific dollar amount, per payroll period, subject to any election regarding bonuses, as set out in Subsection 1.05(a)(2). Directors fees shall be treated as bonuses.

9. Subsection 4.01 (b) of the Plan with respect to Deferral Contributions is replaced with the following:

        4.01 (b) in the event the Employer has elected to permit the deferral of bonus payments hereunder, a salary reduction agreement applicable to such bonus deferral must be made by September 30 in the calendar year immediately preceding the calendar year in which the bonus is paid.

10. A new Section 6.03 is added to the Plan to read in its entirety as follows:

        6.03 No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Permissible Investments are to be used for measurement purposes only, and a Participant's election of any such Permissible Investment, the allocation to his or her Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account shall not be considered or construed in any manner as an actual investment of his or her Account in any such Permissible Investment. In the event that the Company or the Trustee, in its own discretion, decides to invest funds in any or all of the Permissible Investments, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust Fund.

11. A new Section 6.04 is added to the Plan to read in its entirety as follows:

        6.04 Establishment of the Trust. The Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Deferral Contributions and Matching Contributions for such Employer's Participants for all periods prior to the transfer, as well as any debits and credits to the Participant's Account for all periods prior to the transfer, taking into consideration the value of the assets in the Trust at the time of the transfer.

12. A new Section 6.05 is added to the Plan to read in its entirety as follows:

        6.05 Interrelationship of the Plan and the Trust. The provisions of the Plan and the salary reduction agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each employer shall at all times remain liable to carry out its obligations under the Plan.

13. A new Section 6.06 is added to the Plan to read in its entirety as follows:

        6.06 Distributions from the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

14. The second paragraph of Section 7.02 of the Plan with respect to Death is replaced with the following:

        A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries, by giving notice to the Administrator on a form designated by the Administrator. If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form. The Administrator shall be entitled to rely on the last beneficiary form filed by the Participant prior to his death.

15. The third paragraph of Section 7.02 of the Plan with respect to Death is replaced with the following:

        A copy of the death certificate or other sufficient documentation must be filed with and approved by the Administrator. If upon death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant's Account, such amount will be paid to his surviving spouse or, if none, to his estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Administrator, no person has been designated to receive such remaining benefits, then such benefits shall be paid to the deceased Beneficiary's estate. If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Administrator shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Administrator's satisfaction.

16. Section 7.07 of the Plan with respect to Unforseeable Emergency Withdrawals is replaced with the following:

        7.07 Unforeseeable Emergency Withdrawals. Subject to the provision of
        Article 8, a Participant shall not be permitted to withdraw his Account (and earnings thereon) prior to retirement or termination of employment, except that, to the extent permitted under Section 1.09, a Participant may apply to the administrator to withdraw some or all of his Account if such withdrawal is made on account of an unforeseeable emergency as determined by the Administrator. The payout shall not exceed the lesser of the Participant's Account, calculated as if such Participant were receiving a termination benefit, or the amount reasonably needed to satisfy the Unforseeable Emergency as determine by the Committee. If, subject to the sole discretion of the Committee, the petition for a payout is approved, any payout shall be made within 60 days of the date of approval.

17.  A new Section 7.09 is added to the Plan to read in its entirety as follows:

        7.09 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Deferral Contribution shall continue to be withheld during such paid leave of absence in accordance with Article 4.01.

18.  A new Section 7.10 is added to the Plan to read in its entirety as follows:

        7.10 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall be considered to be employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

19. Subsection 8.02 (a) of the Plan with respect to Events Requiring Distribution of Benefits to Participants and Beneficiaries is replaced with the following:

        8.02 (a) If elected by the Employer in Section 1.06(a), the Participant will receive a distribution upon the earliest of the events specified by the Employer in Section 1.06(a), subject to the provision of Section 7.08, and at the time indicated in Section 1.06(a)(2). If the Participant dies before any event in Section 1.06(a) occurs, the Participant shall be considered to have terminated employment and the Participant's benefit will be paid to the Participant's Beneficiary in a lump sum, no later than 60 days after the date the Administrator is provided with proof that is satisfactory to the Administrator of the Participants death.

20. Section 8.03 of the Plan with respect to Determination of Method of Distribution is replaced with the following:

        8.03 (a) Determination of Method of Distribution. The Participant will determine the method of distribution of benefits to himself and his Beneficiary, subject to the provisions of Section 8.02. Such determination will be made at the time the Participant makes a deferral election. Unless the Employer has elected Section 1.06(b) to control distributions, the period certain specified in a Participant's first deferral election specifying distribution under a systematic withdrawal plan shall apply to all subsequent elections of distributions under a systematic withdrawal plan made by the Participant. Once a Participant has made an election for the method of distribution, that election shall be effective for all contributions made on behalf of the Participant attributable to any Plan Year after that election was made and before the Plan Year in which that election was altered in the manner prescribed by the Administrator. If the Participant does not designate in the manner prescribed by the Administrator the method of distribution to him and his Beneficiary, the method of distribution shall be a lump sum at termination of employment. Notwithstanding any other provision, if a Participant terminates employment prior to attaining age 55, or takes a distribution due to Death or Disability, the distribution will be paid in a lump sum regardless of the election as to the form of distribution.

21. A new Subsection 8.03 (b) is added to the Plan to read in its entirety as follows:

        8.03 (b) Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the retirement benefit is paid in full, the Participant's unpaid benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account.

22. Section 8.05 of the Plan with respect to Time of Distribution is replaced with the following:

        8.05 Time of Distribution. In no event will distribution to a Participant be made later than the date specified by the Participant in his salary reduction agreement. All distributions will be made no later than 60 days following the distribution event, or Section 7.08, if applicable.

23.  A new Section 8.06 is added to the Plan to read in its entirety as follows:

        8.06 Distributions Subject to the Deduction Limitation. All distributions, other than distributions in the case of an Unforseeable Emergency Withdrawal, shall be subject to the Deduction Limitation. This
        Section 8.06 shall not apply to a Change in Control.

24. Section 9.01 of the Plan with respect to Amendment by Employer is replaced with the following:

        9.01 Amendment by Employer. The employer reserves the authority to amend the Plan by filing with the Trustee an amended Adoption Agreement, executed by the Employer only, on which said Employer has indicated a change or changes in provisions previously elected by it. Such changes are to be effective on the effective date of such amended Adoption Agreement. Any such change notwithstanding, no Participant's Account shall be reduced by such change below the amount to which the Participant would have been entitled if he had voluntarily left the employ of the Employer immediately prior to the date of the change. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification, provided, however, that the Employer shall have the rights to accelerate installment payments by paying the Account in a lump sum or pursuant to a Systematic Withdrawal using fewer years. The Employer may from time to time make any amendment to the Plan that may be necessary to satisfy the Code or ERISA. The Employer's board of directors or other individual specified in the resolution adopting this Plan shall act on behalf of the Employer for purposes of this Section 9.01.

25. Section 9.03 of the Plan with respect to Termination is replaced with the following:

        9.03 Termination. The employer has adopted the Plan with the intention and expectation that contributions will be continued indefinitely. However, said Employer has no obligations or liability whatsoever to maintain the Plan for any length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee without any liability hereunder for any such discontinuance or termination, by action of its board of directors or any duly authorized Committee thereof. Notwithstanding any provisions of this Plan to the contrary, the Plan shall terminate automatically upon the occurrence of a Change in Control without the necessity of any action by an Employer.

26. Section 9.04 of the Plan with respect to Distribution upon Termination of the Plan is replaced with the following:

        9.04 Distribution upon Termination of the Plan. Upon termination of the Plan, no further Deferral Contributions or Matching Contributions shall be made under the Plan. Upon termination of the Plan with respect to an Employer, the salary reduction agreements of the affected Participants who are employed by that Employer shall terminate and their Account, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants as follows: Prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an installment payment of up to 10 years, with amounts credited and debited during the installment period as provided herein. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. Upon termination of the Plan the Employer shall accelerate installment payments without a premium or prepayment penalty by paying the Account in a lump sum.

27. Section 10.06 of the Plan with respect to Notices is replaced with the following:

        10.06 Notices. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by first-class postage prepaid, registered or certified mail, to the address below:
                      Compensation Committee
                      c/o Vice President of Human Resources
                      Avid Technology, Inc.
                      1925 Andover Street
                      Tewksbury, MA  01876

        Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

28. A new Section 10.08 is added to the Plan to read in its entirety as follows:

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        10.08 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

29. A new Section 10.09 is added to the Plan to read in its entirety as follows:

        10.09 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the salary reduction agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her salary reduction agreement.

30. A new Section 10.10 is added to the Plan to read in its entirety as follows:

        10.10 Furnishing Information. A participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

31. A new Section 10.11 is added to the Plan to read in its entirety as follows:

        10.11 Legal Fees to Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's Employer (which might then be composed of new members) of a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participant's the benefits intended under the Plan. In these circumstances, the purposes of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant's Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the


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        Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction. The Company may recover any legal fees paid of a court of competent jurisdiction finds that the retention of counsel by the Participant was frivolous. If the Participant prevails to any extent, the retention of counsel shall be conclusively determined not to be frivolous.

32. The first paragraph of Section 11.01 of the Plan with respect to Powers and Responsibilities of the Administrator is replaced with the following:

        This Plan shall be administered by a Committee which shall consist of the Compensation Committee of the Board. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject however, to the applicable requirements of ERISA. The Administrator's powers and responsibilities include, but are not limited to, the following:

33. The first paragraph of Subsection 11.03 (a) of the Plan with respect to Claims and Review Procedures is replaced with the following:

        11.03 (a) Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If such a claim relates to the contents of a notice received by the claimant, the claim must be made within 60 days after such notice was received by the claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the claimant. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions,
        (iii) a description of any additional material or information necessary for such person to perfect such claim and explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review, including a statement of the such person's right to bring a civil action under Section 502(a) of ERISA following as adverse determination upon review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period).

34. A new Subsection 11.03 (c) is added to the Plan to read in its entirety as follows:

        11.03 (c) Legal Action. A claimant's compliance with the following provisions of this Article 11.03 is mandatory prerequisite to a claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

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